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                                                                    Exhibit 3.9








                          CERTIFICATE OF INCORPORATION
                                       OF
                           STAR-KIST MAURITIUS, INC.


     1.   The name of the corporation is:

                           STAR-KIST MAURITIUS, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty (250) all of such shares shall be without par value.

     5. The board of directors is authorized to make, alter, or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the incorporator is:


                                   J.L. Austin
                                   Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware  19801

                                                  RECEIVED FOR RECORD

                                                      SEP 19 1986

                                              LEO J. DUGAN, Jr., Recorder

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of September, 1986.



                                        J.L. Austin
                                        --------------------------------
                                        J.L. Austin